Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	IR@SVB.com
January 19, 2023	(408) 654-6364

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2022 FOURTH QUARTER FINANCIAL RESULTS
Board of Directors declared a quarterly dividend on Series A, B, C, D and E Preferred Stock
SANTA CLARA, Calif. — January 19, 2023 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the fourth quarter ended December 31, 2022.
Consolidated net income available to common stockholders for the fourth quarter of 2022 was $275 million, or $4.62 per diluted common share, compared to $429 million, or $7.21 per diluted common share, for the third quarter of 2022 and $371 million, or $6.22 per diluted common share, for the fourth quarter of 2021. Consolidated net income available to common stockholders for the year ended December 31, 2022 was $1.5 billion, or $25.35 per diluted common share, compared to $1.8 billion, or $31.25 per diluted common share, for the comparable 2021 period.
“In the fourth quarter, client cash burn and the pace of VC investment decline both moderated. We saw solid growth in loans and core fees, better-than-expected net interest income, and healthy investment banking activity driven by Biopharma deals,” said Greg Becker, President and CEO of SVB Financial Group. "While broader market conditions are limiting growth and driving somewhat higher credit costs, we continue to see strength in our underlying business, and a balance by our clients between near-term expense discipline and preparation for a return to investment and deployment. Until that shift occurs, we believe we remain well positioned with a strong balance sheet and the resources and expertise to manage successfully through the current environment.”
Highlights of our fourth quarter of 2022 results (compared to third quarter 2022, unless otherwise noted) included:
•Average loans of $73.6 billion, an increase of $2.5 billion (or 3.6 percent).
•Period-end loans of $74.3 billion, an increase of $2.1 billion (or 2.9 percent).
•Average fixed income investment securities of $121.5 billion, a decrease of $1.5 billion (or 1.2 percent).
•Period-end fixed income investment securities of $117.4 billion, a decrease of $2.6 billion (or 2.2 percent).
•Average total client funds (on-balance sheet deposits and off-balance sheet client investment funds) decreased $20.8 billion (or 5.7 percent) to $347.6 billion, which includes a decrease in average on-balance sheet deposits of $10.8 billion (or 5.8 percent).
•Period-end total client funds decreased $12.2 billion (or 3.4 percent) to $341.5 billion, which includes a decrease in period-end on-balance sheet deposits of $3.7 billion (or 2.1 percent).
•Period-end SVB Private Assets Under Management (“AUM”) of $17.3 billion, an increase of $1.4 billion.
•Net interest income (fully taxable equivalent basis) of $1.0 billion, a decrease of $160 million (or 13.3 percent).
•Provision for credit losses was $141 million, compared to $72 million.
•Net loan charge-offs of $28 million, or 15 basis points of average total loans (annualized) compared to $15 million, or 8 basis points.
•Noninterest income of $490 million, an increase of $131 million (or 36.5 percent). Non-GAAP core fee income increased $33 million (or 10.4 percent) to $349 million. Non-GAAP SVB Securities revenue increased $53 million (or 53.5 percent) to $152 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net losses on investment securities of $86 million compared to net losses of $127 million. Non-GAAP net losses on investment securities, net of noncontrolling interests, were $77 million, compared to net losses of $76 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net gains on equity warrant assets of $28 million, compared to $40 million.
•Noninterest expense of $1.0 billion, an increase of $116 million (or 13.0 percent).
•Effective tax rate of 19.1 percent, compared to 27.2 percent.
•Operating efficiency ratio of 66.0 percent, compared to 57.3 percent, due to the increase in noninterest expense, driven primarily by higher incentive compensation expense due to SVB Securities revenue outperformance and deferred compensation costs, and lower net interest income, partially offset by an increase in noninterest income.

Fourth Quarter 2022 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Year ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Income statement:
Diluted earnings per common share	$4.62	$7.21	$5.60	$7.92	$6.22	$25.35	$31.25
Net income available to common stockholders	275	429	333	472	371	1,509	1,770
Net interest income	1,038	1,198	1,167	1,082	939	4,485	3,179
Provision for credit losses (1) (2)	141	72	196	11	48	420	123
Noninterest income	490	359	362	517	561	1,728	2,738
Noninterest expense	1,008	892	848	873	902	3,621	3,070
Non-GAAP core fee income (3)	349	316	286	230	216	1,181	751
Non-GAAP core fee income plus SVB Securities revenue (3)	501	415	435	348	361	1,699	1,289
Non-GAAP SVB Securities revenue (3)	152	99	149	118	145	518	538
Effective tax rate (4)	19.1%	27.2%	26.1%	26.1%	26.4%	25.2%	26.2%
Fully taxable equivalent:
Net interest income (5)	$1,047	$1,207	$1,177	$1,091	$947	$4,522	$3,207
Net interest margin	2.00%	2.28%	2.24%	2.13%	1.91%	2.16%	2.02%
Balance sheet:
Average total assets	$214,716	$215,740	$217,998	$216,068	$204,760	$216,274	$166,011
Average loans, amortized cost	73,645	71,098	69,263	67,070	62,573	70,289	54,547
Average available-for-sale securities	29,429	28,855	29,922	26,946	24,154	28,795	24,996
Average held-to-maturity securities	92,111	94,141	96,732	98,677	87,579	95,394	58,030
Average noninterest-bearing demand deposits	86,969	106,112	120,679	125,568	122,789	109,676	99,461
Average interest-bearing deposits	87,784	79,444	71,388	65,150	60,273	76,013	48,486
Average total deposits	174,753	185,556	192,067	190,718	183,062	185,689	147,947
Average short-term borrowings	15,061	7,655	3,607	3,136	145	7,398	74
Average long-term debt	4,999	3,367	3,122	2,570	2,380	3,521	1,775
Period-end total assets	211,793	212,867	214,389	220,355	211,308	211,793	211,308
Period-end loans, amortized cost	74,250	72,129	70,955	68,665	66,276	74,250	66,276
Period-end available-for-sale securities	26,069	26,711	26,223	25,991	27,221	26,069	27,221
Period-end held-to-maturity securities	91,321	93,286	95,814	98,707	98,195	91,321	98,195
Period-end non-marketable and other equity securities	2,664	2,595	2,645	2,605	2,543	2,664	2,543
Period-end noninterest-bearing demand deposits	80,753	93,988	113,969	127,997	125,851	80,753	125,851
Period-end interest-bearing deposits	92,356	82,831	73,976	70,137	63,352	92,356	63,352
Period-end total deposits	173,109	176,819	187,945	198,134	189,203	173,109	189,203
Period-end short-term borrowings	13,565	13,552	3,703	99	71	13,565	71
Period-end long-term debt	5,370	3,368	3,367	2,571	2,570	5,370	2,570
Off-balance sheet:
Average client investment funds	$172,825	$182,859	$194,637	$206,140	$207,578	$189,115	$181,193
Period-end client investment funds	168,377	176,861	191,244	199,216	210,086	168,377	210,086
Period-end assets under management	17,294	15,860	16,512	19,008	19,646	17,294	19,646
Total unfunded credit commitments	62,525	55,698	50,577	44,685	44,016	62,525	44,016
Earnings ratios:
Return on average assets (annualized) (6)	0.51%	0.79%	0.61%	0.89%	0.72%	0.70%	0.84%
Return on average SVBFG common stockholders’ equity (annualized) (7)	8.93	13.62	10.87	15.28	11.80	12.14	17.10
Asset quality ratios:
Allowance for credit losses for loans as a % of total loans	0.86%	0.77%	0.77%	0.61%	0.64%	0.86%	0.64
Allowance for credit losses for performing loans as a % of total performing loans	0.79	0.74	0.72	0.58	0.58	0.79	0.58
Gross loan charge-offs as a % of average total loans (annualized) (2)	0.20	0.15	0.13	0.11	0.06	0.15	0.25
Net loan charge-offs as a % of average total loans (annualized) (2)	0.15	0.08	0.12	0.05	0.01	0.10	0.21
Other ratios:
Operating efficiency ratio (8)	65.97%	57.29%	55.46%	54.60%	60.13%	58.28%	51.88%
Total cost of deposits (annualized) (9)	1.17	0.53	0.16	0.05	0.04	0.46	0.04
SVBFG CET 1 risk-based capital ratio	12.09	12.13	11.98	12.10	12.09	12.09	12.09
Bank CET 1 risk-based capital ratio	15.29	15.54	15.39	14.89	14.89	15.29	14.89
SVBFG tier 1 risk-based capital ratio	15.44	15.58	15.57	15.88	16.08	15.44	16.08

Bank tier 1 risk-based capital ratio	15.29	15.54	15.39	14.89	14.89	15.29	14.89
SVBFG total risk-based capital ratio	16.22	16.26	16.22	16.39	16.58	16.22	16.58
Bank total risk-based capital ratio	16.08	16.23	16.05	15.41	15.40	16.08	15.40
SVBFG tier 1 leverage ratio	8.11	8.00	7.73	7.70	7.93	8.11	7.93
Bank tier 1 leverage ratio	7.96	7.91	7.55	7.09	7.24	7.96	7.24
Period-end loans, amortized cost, to deposits ratio	42.89	40.79	37.75	34.66	35.03	42.89	35.03
Average loans, amortized cost, to average deposits ratio	42.14	38.32	36.06	35.17	34.18	37.85	36.87
Book value per common share (10)	$208.85	$200.71	$207.71	$209.62	$214.30	$208.85	$214.30
Tangible book value per common share (3) (11)	200.77	192.54	199.27	201.07	205.64	200.77	205.64
Other statistics:
Average full-time equivalent ("FTE") employees	8,528	8,236	7,528	6,975	6,431	7,817	5,466
Period-end full-time equivalent ("FTE") employees	8,553	8,429	7,743	7,149	6,567	8,553	6,567

(1)This metric for the year ended December 31, 2021 includes a post-combination provision of $46 million to record the allowance for credit losses for non-PCD loans and unfunded credit commitments acquired from Boston Private.
(2)This metric for the year ended December 31, 2021 includes the impact of an $80 million charge-off related to fraudulent activity discussed in previous filings.
(3)To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to the most closely related GAAP measures is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
(4)Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.
(5)Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 21.0 percent. The taxable equivalent adjustments were $9 million, $9 million, $10 million, $9 million and $8 million for the quarters ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. The taxable equivalent adjustments were $37 million and $28 million for the year ended December 31, 2022 and December 31, 2021, respectively.
(6)Ratio represents annualized consolidated net income available to common stockholders divided by average assets.
(7)Ratio represents annualized consolidated net income available to common stockholders divided by average SVB Financial Group ("SVBFG") common stockholders’ equity.
(8)Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.
(9)Ratio represents annualized total cost of deposits and is calculated by dividing interest expense from deposits by average total deposits.
(10)Book value per common share is calculated by dividing total SVBFG common stockholders’ equity by total outstanding common shares.
(11)Tangible book value per common share is calculated by dividing tangible common equity by total outstanding common shares. Tangible common equity is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Investment Securities
Our investment securities portfolio is comprised of: (i) our available-for-sale ("AFS") and held-to-maturity ("HTM") securities portfolios, each consisting of fixed income investments which are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and addressing our asset/liability management objectives; and (ii) our non-marketable and other equity securities portfolio, which primarily represents investments managed as part of our funds management business as well as public equity securities held as a result of equity warrant assets exercised.
The following table provides further details on our AFS and HTM securities portfolios:

	Available-for-sale securities			Held-to-maturity securities
	Three Months ended			Three Months ended
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	September 30, 2022	December 31, 2021
Average balance (1)	$29,429	$28,855	$24,154	$92,111	$94,141	$87,579
Period-end balance	26,069	26,711	27,221	91,321	93,286	98,195
Weighted-average duration (in years)	3.6	3.7	3.5	6.2	6.3	4.1
Weighted-average duration including fair value swaps (in years) (2)	3.6	N/A	2.4	N/A	N/A	N/A

(1)Represents AFS securities at an average amortized cost basis.
(2)The total notional value of our pay-fixed, receive-floating interest rate swap fair value hedge contracts for AFS securities was $550 million as of December 31, 2022, zero as of September 30, 2022, and $10.7 billion as of December 31, 2021.
The period-end decrease in AFS securities was driven by the sale of $1.0 billion of US Treasury securities, $279 million of paydowns and maturities, partially offset by purchases of $318 million and an increase of $317 million in the fair value of our AFS securities portfolio. In October 2022, we entered into interest rate swap contracts with a notional balance of $550 million to hedge against our exposure to decreases in the fair value of our AFS securities resulting from increases in interest rates.
The period-end decrease in HTM securities was driven primarily by approximately $2.0 billion in paydowns.

The following table provides further details on our non-marketable securities portfolio:

(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021
GAAP non-marketable and other equity securities	$2,664	$2,595	$2,543
Less: investments in qualified affordable housing projects	1,306	1,205	954
Less: noncontrolling interests in non-marketable securities	292	307	367
Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests (1)	$1,066	$1,083	$1,222

(1)Non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Loans
Average loans increased by $2.5 billion to $73.6 billion for the fourth quarter of 2022, compared to $71.1 billion for the third quarter of 2022. Period-end loans increased by $2.1 billion to $74.3 billion at December 31, 2022, compared to $72.1 billion at September 30, 2022. Average and period-end loan growth was driven primarily by our Global Fund Banking portfolios, with additional growth in our Technology and Private Bank loan portfolios.
The following table provides a summary of our loans at amortized cost basis broken out by class of financing receivable.

(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021
Global fund banking	$41,269	$40,337	$37,958
Investor dependent
Early stage	1,950	1,911	1,593
Growth stage	4,763	4,398	3,951
Total investor dependent	6,713	6,309	5,544
Cash flow dependent - SLBO	1,966	1,845	1,798
Innovation C&I	8,609	8,321	6,673
Private bank	10,477	10,102	8,743
CRE	2,583	2,609	2,670
Premium wine	1,158	1,117	985
Other C&I	1,038	1,087	1,257
Other	414	374	317
PPP	23	28	331
Total loans	$74,250	$72,129	$66,276
Net Interest Income and Margin
Net interest income, on a fully taxable equivalent basis, was $1.0 billion for the fourth quarter of 2022, compared to $1.2 billion for the third quarter of 2022. The $160 million decrease was attributable primarily to the following:
•An increase of $395 million in interest expense due primarily to an increase in interest paid on our interest-bearing deposits driven by higher market rates and a shift in our deposit mix. Additionally, we saw higher interest expense due to an increase in short-term borrowings expense driven by an increase in average short-term borrowings and higher borrowing costs due to market rate increases.
•A decrease of $50 million in interest income from HTM agency mortgage-backed fixed income securities primarily driven by higher premium amortization in the fourth quarter of 2022 compared to the third quarter of 2022. The increase in interest rates through the third quarter of 2022 impacted the cash flows received, as well as future estimated cash flows, resulting in a $50 million benefit in the third quarter of 2022 from the remeasurement of agency mortgage-backed securities in the third quarter of 2022.

The overall decrease in interest income was partially offset by,
•An increase of $254 million in interest income from loans due primarily to higher yields driven by the increase in market rates as well as growth in average loans of $2.5 billion and
•An increase of $31 million in interest income from increased market rates on interest-earning cash, partially offset by lower average balances.
Net interest margin, on a fully taxable equivalent basis, was 2.00 percent for the fourth quarter of 2022, compared to 2.28 percent for the third quarter of 2022. The 28 basis point decrease in our net interest margin was due primarily to the increase in interest-bearing deposit and short-term borrowings expense as well as the increase in premium amortization expense mentioned above, partially offset by improved loan and cash yields reflective of the higher rate environment.

For the fourth quarter of 2022, approximately 92 percent, or $67.8 billion, of our average loans were variable-rate loans that adjust at prescribed measurement dates. Of our variable-rate loans, approximately 60 percent are tied to prime-lending rates, 14 percent are tied to LIBOR and 26 percent are tied to alternate reference rates.
SVB has launched alternative reference rates in line with industry standards across USD (SOFR), GBP (SONIA), and EUR (€STR). For USD, SVB supports Term SOFR (1-,3-, and 6-month tenors) and Daily Simple SOFR conventions. We have made significant progress on legacy contract migration away from LIBOR to alternate reference rates. SVB does not expect any material changes in net interest income or net interest expense from product spread adjustments as a result of offering alternative reference rates.
Credit Quality
The following table provides a summary of our allowance for credit losses for loans, unfunded credit commitments and HTM securities:

	Three months ended			Year ended
(Dollars in millions, except ratios)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Allowance for credit losses for loans, beginning balance	$557	$545	$398	$422	$448
Initial allowance on PCD loans	—	—	—	—	22
Provision for loans (1) (2)	104	30	25	288	66
Gross loan charge-offs (2)	(37)	(26)	(9)	(103)	(138)
Loan recoveries	9	11	8	32	24
Foreign currency translation adjustments	3	(3)	—	(3)	—
Allowance for credit losses for loans, ending balance	$636	$557	$422	$636	$422
Allowance for credit losses for unfunded credit commitments, beginning balance	$265	$224	$149	171	121
Provision for unfunded credit commitments (1)	37	42	22	133	50
Foreign currency translation adjustments	1	(1)	—	(1)	—
Allowance for credit losses for unfunded credit commitments, ending balance (3)	$303	$265	$171	$303	$171
Allowance for credit losses for HTM securities, beginning balance	$6	$6	$6	7	—
Provision (reduction) for HTM securities	—	—	1	(1)	7
Allowance for credit losses for HTM securities, ending balance (4)	$6	$6	$7	$6	$7
Ratios and other information:
Provision for loans as a percentage of period-end total loans (annualized)	0.56%	0.17%	0.15%	0.39%	0.10%
Gross loan charge-offs as a percentage of average total loans (annualized)	0.20	0.15	0.06	0.15	0.25
Net loan charge-offs as a percentage of average total loans (annualized)	0.15	0.08	0.01	0.10	0.21
Allowance for credit losses for loans as a percentage of period-end total loans	0.86	0.77	0.64	0.86	0.64
Provision for credit losses (1)	$141	$72	$48	$420	$123
Period-end total loans	74,250	72,129	66,276	74,250	66,276
Average total loans	73,645	71,098	62,573	70,289	54,547
Allowance for credit losses for nonaccrual loans	51	25	35	51	35
Nonaccrual loans	132	76	84	132	84

(1)The provision for credit losses for the year ended December 31, 2021 includes $46 million recognized as a result of the Boston Private acquisition, which consists of a $44 million provision for loan losses related to non-PCD loans and a $2 million provision for unfunded commitments.
(2)Metrics for the year ended December 31, 2021 include the impact of an $80 million charge-off related to potentially fraudulent activity discussed in previous filings.
(3)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(4)The "allowance for credit losses for HTM securities" is included as a component of HTM securities and presented net in our consolidated financial statements.

Our allowance for credit losses for loans increased $79 million to $636 million at December 31, 2022, compared to $557 million at September 30, 2022. As a percentage of total loans, our allowance for credit losses for loans was 0.86 percent at December 31, 2022 compared to 0.77 percent at September 30, 2022.
The provision for credit losses was $141 million for the fourth quarter of 2022, consisting of the following:
•A provision for credit loss for loans of $104 million, driven primarily by the impact of nonaccrual loans reflective of $36 million of gross charge-offs not previously specifically reserved for and a $26 million increase in nonaccrual reserves from an increase in nonaccrual loans. Other drivers of the provision were an increase of $31 million due to changes in model assumptions, including a deterioration in economic assumptions and an increase in the weighted average life of the portfolio, as well as loan growth, which accounted for $22 million of the provision. These were offset by $9 million in recoveries.

•A provision for credit loss for unfunded credit commitments of $37 million, driven primarily by growth in our unfunded commitments, which accounted for $24 million of the provision, and $13 million from the changes in model assumptions discussed above.
•A reduction in the allowance for credit losses for HTM securities of less than $1 million, based on ongoing stability within the HTM bond portfolio.
Gross loan charge-offs were $37 million for the fourth quarter of 2022, of which $36 million was not specifically reserved for at September 30, 2022. Gross loan charge-offs were primarily driven by clients in our Technology and Life Sciences/Healthcare portfolios, including $13 million of charge-offs from Investor Dependent - Early Stage clients and $13 million from the Investor Dependent - Growth Stage portfolio.
Nonaccrual loans increased seven basis points as a percentage of total loans to $132 million at December 31, 2022, compared to $76 million at September 30, 2022. The increase in nonaccrual loans is due to $72 million of additions. New nonaccrual loans were primarily driven by Investor Dependent and Innovation C&I clients. The allowance for credit losses for nonaccrual loans increased $26 million to $51 million in the fourth quarter of 2022. The increase is due to the higher nonaccrual balances, which are reflective of the current economic conditions.
Client Funds
Our Total Client Funds consist of the sum of both our on-balance sheet deposits and off-balance sheet client investment funds. The following tables provide a summary of our average and period-end on-balance sheet deposits and off-balance sheet client investment funds:
Average On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Average balances for the
	Three months ended			Year ended
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest-bearing deposits	$87,784	$79,444	$60,273	$76,013	$48,486
Noninterest bearing demand deposits	86,969	106,112	122,789	109,676	99,461
Total average on-balance sheet deposits	$174,753	$185,556	$183,062	$185,689	$147,947

Sweep money market funds	$71,201	$81,726	$108,350	$89,305	$88,913
Managed client investment funds (2)	87,829	86,100	84,188	85,922	78,450
Repurchase agreements	13,795	15,033	15,040	13,888	13,830
Total average off-balance sheet client investment funds	$172,825	$182,859	$207,578	$189,115	$181,193
Period-end On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Period-end balances at
(Dollars in millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest-bearing deposits	$92,356	$82,831	$73,976	$70,137	$63,352
Noninterest-bearing demand deposits	80,753	93,988	113,969	127,997	125,851
Total period-end on-balance sheet deposits	$173,109	$176,819	$187,945	$198,134	$189,203

Sweep money market funds	$64,262	$76,111	$89,544	$102,550	$109,241
Managed client investment funds (2)	89,392	85,926	86,849	83,988	85,475
Repurchase agreements	14,723	14,824	14,851	12,678	15,370
Total period-end off-balance sheet client investment funds	$168,377	$176,861	$191,244	$199,216	$210,086

(1)Off-Balance sheet client investment funds are maintained at third-party financial institutions.
(2)These funds represent investments in third-party money market mutual funds and fixed income securities managed by SVB Asset Management.

Average Total Client Funds decreased by $20.8 billion to $347.6 billion for the fourth quarter of 2022, compared to $368.4 billion for the third quarter of 2022. Period-end Total Client Funds decreased $12.2 billion to $341.5 billion at December 31, 2022, compared to $353.7 billion at September 30, 2022. Both client cash burn and the pace of decline in VC investment moderated during the fourth quarter of 2022 which reduced quarter over quarter period-end declines.

SVB Private Assets Under Management ("AUM")
AUM consists of SVB Private's (formerly known as SVB Private Bank) client investment account balances and generated fee income included in financial statement line item wealth management and trust fees included in our consolidated statements of income. The increase in SVB Private AUM was driven by favorable market returns and net inflows. The following table summarizes the activity relating to AUM for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021 respectively:

	Three months ended
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021
Beginning balance	$15,860	$16,512	$19,565
Net flows	680	(76)	(891)
Market returns	754	(576)	972
Ending balance	$17,294	$15,860	$19,646

Noninterest Income
Noninterest income was $490 million for the fourth quarter of 2022, compared to $359 million for the third quarter of 2022. The increase was driven by higher investment banking revenue and client investment fees as well as a decrease in investment losses.
Items impacting noninterest income for the fourth quarter of 2022 were as follows:
Net (losses) gains on investment securities
The following tables provide a summary of non-GAAP net losses on investment securities, net of noncontrolling interests, for the three months ended December 31, 2022 and September 30, 2022, respectively:

	Three months ended December 31, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP (losses) gains on investment securities, net	$(10)	$(11)	$(6)	$(2)	$(27)	$(28)	$(2)	$(86)
Less: income attributable to noncontrolling interests, including carried interest allocation	(3)	(5)	1	—	—	—	(2)	(9)
Non-GAAP (losses) gains on investment securities, net of noncontrolling interests	$(7)	$(6)	$(7)	$(2)	$(27)	$(28)	$—	$(77)

	Three months ended September 30, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP (losses) gains on investment securities, net	$(78)	$3	$5	$(6)	$—	$(47)	$(4)	$(127)
Less: income attributable to noncontrolling interests, including carried interest allocation	(52)	2	1	—	—	—	(2)	(51)
Non-GAAP (losses) gains on investment securities, net of noncontrolling interests	$(26)	$1	$4	$(6)	$—	$(47)	$(2)	$(76)

Non-GAAP net losses on investment securities, net of noncontrolling interests of $77 million for the fourth quarter of 2022 were driven primarily by further valuation declines in our managed funds and strategic and other investments reflective of continued adverse market conditions and realized losses of $27 million on the sale of $1.0 billion of AFS US Treasury securities.

Net gains on equity warrant assets
The following table provides a summary of our net gains on equity warrant assets:

	Three months ended			Year ended
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Equity warrant assets:
Gains on exercises, net	$4	$9	$44	$45	$446
Terminations	(1)	(1)	—	(4)	(2)
Changes in fair value, net	25	32	25	107	116
Total net gains on equity warrant assets	$28	$40	$69	$148	$560
Net gains on equity warrant assets for the fourth quarter of 2022 were driven by $25 million in net valuation increases due to valuation updates and $4 million in gains on exercises of warrants driven mainly by M&A activity.
At December 31, 2022, we held warrants in 3,234 companies with a total fair value of $383 million. Warrants in 65 companies each had fair values greater than $1 million and collectively represented $199 million, or 51.9%, of the fair value of the total warrant portfolio at December 31, 2022.
The gains (or losses) from investment securities from our non-marketable and other equity securities portfolio as well as our equity warrant assets resulting from changes in valuations (fair values) are currently unrealized, and the extent to which such gains (or losses) will become realized is subject to a variety of factors, including, among other things, performance of the underlying portfolio companies, investor demand for IPOs and SPACs, fluctuations in the underlying valuation of these companies, levels of M&A activity and legal and contractual restrictions on our ability to sell the underlying securities.
Non-GAAP core fee income plus non-GAAP SVB Securities revenue
The following table provides a summary of our non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue:

	Three months ended			Year ended
(Dollars in millions)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Non-GAAP core fee income:
Client investment fees	$149	$119	$20	$386	$75
Wealth management and trust fees	20	19	22	83	44
Foreign exchange fees	69	74	73	285	262
Credit card fees	36	37	38	150	131
Deposit service charges	32	32	30	126	112
Lending related fees	29	20	21	94	76
Letters of credit and standby letters of credit fees	14	15	12	57	51
Total non-GAAP core fee income	$349	$316	$216	$1,181	$751
Investment banking revenue	127	75	124	420	459
Commissions	25	24	21	98	79
Total non-GAAP SVB Securities revenue	$152	$99	$145	$518	$538
Total non-GAAP core fee income plus SVB Securities revenue	$501	$415	$361	$1,699	$1,289
Non-GAAP core fee income increased from the third quarter of 2022 to the fourth quarter of 2022 primarily due to an increase of $30 million in client investment fees, which is reflective of improved fee margins resulting from higher short-term interest rates driven by Federal Funds Rate increases.
Non-GAAP SVB Securities revenue increased $53 million from the third quarter of 2022 to the fourth quarter of 2022 driven by an increase in advisory and equity capital markets transactions most notably within the Biopharma sector.
Reconciliations of our non-GAAP net gains on investment securities, non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue are provided under the section “Use of Non-GAAP Financial Measures.”
Noninterest Expense
Noninterest expense was $1.0 billion for the fourth quarter of 2022, compared to $892 million for the third quarter of 2022. The increase of $116 million from the prior quarter was attributable primarily to increases in our compensation and benefits expense.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Year ended
(Dollars in millions, except employees)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Compensation and benefits:
Salaries and wages	$300	$280	$217	$1,080	$721
Incentive compensation plans	212	145	243	668	784
Other employee incentives and benefits (1)	132	138	137	545	510
Total compensation and benefits	$644	$563	$597	$2,293	$2,015
Period-end full-time equivalent employees	8,553	8,429	6,567	8,553	6,567
Average full-time equivalent employees	8,528	8,236	6,431	7,817	5,466

(1)Other employee incentives and benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), ESOP, warrant incentive and retention plans, agency fees and other employee-related expenses.
The $81 million increase in total compensation and benefits expense consists primarily of the following:
•An increase of $67 million in incentive compensation plans expense driven by SVB Securities revenue outperformance and deferred compensation costs, and
•An increase of $20 million in salaries and wages expense primarily due to an increase in FTEs as we continue to invest in our revenue-generating lines of business and support functions.
Income Tax Expense
Our effective tax rate was 19.1 percent for the fourth quarter of 2022, compared to 27.2 percent for the third quarter of 2022. Our effective tax rate was 25.2 percent for the year ended 2022, compared to 26.2 percent for the year ended 2021. The decrease reflects our 2021 provision to return adjustment and a lower 2022 estimated state tax expense, as well as higher R&D tax credit benefits. Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.
SVBFG Stockholders’ Equity
Total SVBFG stockholders’ equity increased by $495 million to $16.0 billion at December 31, 2022, compared to $15.5 billion at September 30, 2022. The increase was driven primarily by net income available to common stockholders and an increase in other comprehensive income (“OCI”). The increase in OCI was driven primarily by short-dated fixed income securities valuation increases, price appreciation on mortgage-backed securities from spread compression and sales and paydowns of fixed income securities in our AFS securities portfolio.

The following table provides a summary of the changes in SVBFG stockholders' equity during the quarter:

(Dollars in millions)
Beginning balance at September 30, 2022	$15,509
Net income available to common stockholders (1)	275
Other comprehensive income	174
Other	46
Ending balance at December 31, 2022	$16,004

(1)Excludes $40 million of preferred dividends paid during the fourth quarter of 2022.
Preferred Stock
On January 19, 2023, the Company's Board of Directors declared the following quarterly preferred stock dividends payable on February 15, 2023 to holders of record at the close of business on February 1, 2023:

	Cash dividend	Cash dividend per depositary share
Series A Preferred Stock	$13.125	$0.328125
Series B Preferred Stock	1,025.00	10.25
Series C Preferred Stock	1,000.00	10.00
Series D Preferred Stock	1,062.50	10.625
Series E Preferred Stock	1,175.00	11.75

SVB Financial and Bank Capital Ratios(1)

	December 31, 2022	September 30, 2022	December 31, 2021
SVB Financial:
CET 1 risk-based capital ratio	12.09%	12.13%	12.09%
Tier 1 risk-based capital ratio	15.44	15.58	16.08
Total risk-based capital ratio	16.22	16.26	16.58
Tier 1 leverage ratio	8.11	8.00	7.93
Tangible common equity to tangible assets ratio (2)	5.62	5.36	5.73
Tangible common equity to risk-weighted assets ratio (2)	10.48	10.24	11.98
Silicon Valley Bank:
CET 1 risk-based capital ratio	15.29%	15.54%	14.89%
Tier 1 risk-based capital ratio	15.29	15.54	14.89
Total risk-based capital ratio	16.08	16.23	15.40
Tier 1 leverage ratio	7.96	7.91	7.24
Tangible common equity to tangible assets ratio (2)	7.28	7.08	7.09
Tangible common equity to risk-weighted assets ratio (2)	13.67	13.62	15.06

(1)Regulatory capital ratios as of December 31, 2022 are preliminary.
(2)These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
December 31, 2022 Preliminary Results
Our risk-based capital ratios decreased for both SVB Financial and Silicon Valley Bank as of December 31, 2022, compared to September 30, 2022. The decreases were due to growth in our risk-weighted assets outpacing the growth in our regulatory capital. The increase in risk-weighted assets for both SVB Financial and Silicon Valley Bank was driven by an increase in our loan portfolio and unfunded commitments. Regulatory capital for SVB Financial and Silicon Valley Bank increased due to net income and an increase in the allowance for credit losses. Increases in regulatory capital for Silicon Valley Bank from net income and increase in allowance for credit losses was offset by dividends paid to SVB Financial.
The increase in the leverage ratio for both SVB Financial and Silicon Valley Bank were reflective of the growth in regulatory capital and a decrease in average assets. The decrease in average assets for both SVB Financial and Silicon Valley Bank was driven primarily by a decrease in investment securities and cash balances held at depository institutions partially offset by an increase in our loan portfolio.
All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations.

Financial Outlook for the Year Ending December 31, 2023 and the First Quarter of 2023
Our outlook for the year ending December 31, 2023 and the first quarter of 2023 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year 2023 and first quarter of 2023 results of our significant forecasted activities based on management's assumptions and current expectations. Except for the items noted below, we do not provide an outlook for certain items (such as gains or losses from warrants and investment securities) where the timing or financial impact are particularly uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, SPAC, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, including risks and uncertainties related to a material deterioration in the overall economy, the COVID-19 pandemic and related government actions, geopolitical instability, and other factors which are discussed below under the section “Forward-Looking Statements.” Actual results may differ. (For additional information about our financial outlook, please refer to Q4 2022 Earnings Slides. See "Additional Information" below.)
For the full year ending December 31, 2023 compared to our full year 2022 and first quarter of 2023 results, we currently expect the following outlook (please note that the outlook below does not include and/or take into account: (i) changes to to interest rates other than expected Federal Reserve rate increases in February and March, (ii) regulatory/policy changes under the current U.S. government administration, or (iii) adverse developments with respect to U.S. or global economic or geopolitical conditions):

	Current full year 2023 outlook compared to 2022 results (1)	First quarter 2023 expectations (1) (2)
Average loan balances	Low double digits growth	$74.0 billion — $76.0 billion
Average deposit balances	Mid-single digits decline	$171.0 billion — $175.0 billion
Net interest income (3)	High teens decline	$925 million — $955 million
Net interest margin (3)	1.75% — 1.85%	1.85% — 1.95%
Net loan charge-offs	0.15% — 0.35% of average loans	0.15% — 0.35% of average loans
Core fee income (client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit fees) (4)	Low teens growth	$325 million — $350 million
SVB Securities revenue (4)	$540 million — $590 million	$125 million — $150 million
Noninterest expense excluding merger-related charges (5) (6)	Low single digits growth	$910 million — $940 million
Effective tax rate (7)	26% — 28%	26% — 28%

(1)Our outlook incorporates changes in interest rates implied by the January 9, 2023 forward curve (implies Fed Funds rate of 4.75% in February and 5.00% in March).
(2)Due to continued market uncertainty, we are including first quarter 2023 expectations to supplement our full year 2023 outlook. We do not regularly provide quarterly expectations but may do so from time to time, as needed.
(3)Our outlook for net interest income and net interest margin is based primarily on management's current forecast of average deposit and loan balances. Such forecasts are subject to change, and actual results may differ, based on market conditions, a material deterioration in the overall economy, COVID-19 pandemic and its effects on the economic and business environments in which we operate, actual prepayment rates, geopolitical instability and other factors described under the section "Forward-Looking Statements" below.
(4)Core fee income and SVB Securities revenue are each non-GAAP measures, which collectively represent noninterest income, but exclude certain line items where performance is typically subject to market or other conditions beyond our control. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP core fee income and non-GAAP SVB Securities revenue to GAAP noninterest income for fiscal year ending 2022 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure. Core fee income does not include SVB Securities revenue. SVB Securities revenue represents investment banking revenue and commissions.
(5)Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.
(6)Excludes pre-tax merger-related charges related to the acquisition of Boston Private ($50 million incurred during 2022 with an estimated $5 million to $10 million in the first quarter of 2023 and $10 million to $15 million for 2023).
(7)Our outlook for our effective tax rate is based on management's current assumptions with respect to, among other things, SVB Financial Group's earnings, state income tax levels, tax deductions and estimated performance-based compensation activity and does not include assumptions for potential future tax rate changes.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including our CEO's statement and in the section “Financial Outlook for the Year Ending December 31, 2023 and the First Quarter of 2023,” we make forward-looking statements discussing management’s expectations for 2023 and the first quarter of 2023 about, among other things, economic conditions; the continuing and potential effects of the COVID-19 pandemic; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including loan and deposit growth, mix and yields/rates; expense levels; our expected effective tax rate; accounting impacts; and financial results (and the components of such results).
Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:
•market and economic conditions (including elevated inflation levels, sustained interest rate increases, the general condition of the capital and equity markets, private equity and venture capital investment, IPO, secondary offering, SPAC fundraising, M&A and other financing activity levels) and the associated impact on us (including effects on total client funds and client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments);
•disruptions to the financial markets as a result of the current or anticipated impact of military conflict, including the ongoing military conflict between Russia and Ukraine, terrorism and other geopolitical events;
•the COVID-19 pandemic, including COVID-19 variants and their effects on the economic and business environments in which we operate, and its effects on our business and operations;
•the impact of changes from the Biden-Harris administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies, as well as regulatory changes from bank regulatory agencies;
•changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;
•the impact of changes in interest rates or market levels or factors affecting or affected by them, including on our loan and investment portfolios and deposit costs;
•the adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period;
•the sufficiency of our capital and liquidity positions, and our ability to generate capital or raise capital on favorable terms;
•changes in the levels or composition of our loans, deposits and client investment fund balances;
•changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets;
•variations from our expectations as to factors impacting our cost structure;
•changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;
•variations from our expectations as to factors impacting the timing and level of employee share-based transactions;
•the occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents;
•business disruptions and interruptions due to natural disasters and other external events;
•the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;
•the expansion of our business internationally, and the impact of geopolitical events and international market and economic events on us;
•the effectiveness of our risk management framework and quantitative models;

•our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the continuing integration of Boston Private, the expansion of SVB Private and the growth and expansion of SVB Securities;
•greater than expected costs or other difficulties related to the continuing integration of our business and that of Boston Private;
•variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with the acquisition of Boston Private;
•the inability to retain existing Boston Private clients and employees following the Boston Private acquisition;
•unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions;
•variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;
•changes in applicable accounting standards and tax laws; and
•regulatory or legal changes (including changes to the laws and regulations that apply to us as a result of the growth of our business), and their impact on us.
For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.
Earnings Conference Call
On Thursday, January 19, 2023, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended December 31, 2022. The conference call can be accessed by dialing (888) 330-3016 or (646) 960-0828 and entering the confirmation number "5682116". A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the audio webcast will also be available on www.svb.com for 12 months beginning on January 19, 2023.
Additional Information
For additional information about our business, financial results for the fourth quarter 2022 and financial outlook, please refer to our Q4 2022 Earnings Slides and Q4 2022 CEO Letter, which are available on the Investor Relations section of our website at www.svb.com. These materials should be read together with this release, and include important supplemental information including key considerations that may impact our financial outlook.
About SVB Financial Group
SVB is the financial partner of the innovation economy, helping individuals, investors and the world’s most innovative companies achieve their ambitious goals. SVB’s businesses - Silicon Valley Bank, SVB Capital, SVB Private and SVB Securities - together offer the services that dynamic and fast-growing clients require as they grow, including commercial banking, venture investing, wealth planning and investment banking. Headquartered in Santa Clara, California, SVB operates in centers of innovation around the world. Learn more at svb.com/global.
SVB Financial Group (Nasdaq: SIVB) is the holding company for all business units and groups. © 2023 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB SECURITIES, SVB PRIVATE, SVB CAPITAL and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Year ended
(Dollars in millions, except share data)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest income:
Loans	$1,119	$865	$544	$3,208	$1,966
Investment securities:
Taxable	495	545	392	2,113	1,199
Non-taxable	35	35	33	140	106
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	107	76	6	212	18
Total interest income	1,756	1,521	975	5,673	3,289
Interest expense:
Deposits	514	249	21	862	62
Borrowings	204	74	15	326	48
Total interest expense	718	323	36	1,188	110
Net interest income	1,038	1,198	939	4,485	3,179
Provision for credit losses	141	72	48	420	123
Net interest income after provision for credit losses	897	1,126	891	4,065	3,056
Noninterest income:
Gains/(loss) on investment securities, net	(86)	(127)	100	(285)	761
Gains on equity warrant assets, net	28	40	69	148	560
Client investment fees	149	119	20	386	75
Wealth management and trust fees	20	19	22	83	44
Foreign exchange fees	69	74	73	285	262
Credit card fees	36	37	38	150	131
Deposit service charges	32	32	30	126	112
Lending related fees	29	20	21	94	76
Letters of credit and standby letters of credit fees	14	15	12	57	51
Investment banking revenue	127	75	124	420	459
Commissions	25	24	21	98	79
Other	47	31	31	166	128
Total noninterest income	490	359	561	1,728	2,738
Noninterest expense:
Compensation and benefits	644	563	597	2,293	2,015
Professional services	125	117	110	480	392
Premises and equipment	80	71	54	269	178
Net occupancy	27	25	23	101	83
Business development and travel	23	21	11	85	24
FDIC and state assessments	18	25	15	75	48
Merger-related charges	11	7	27	50	129
Other	80	63	65	268	201
Total noninterest expense	1,008	892	902	3,621	3,070
Income before income tax expense	379	593	550	2,172	2,724
Income tax expense	74	175	142	563	651
Net income before noncontrolling interests and dividends	305	418	408	1,609	2,073
Net (income)/loss attributable to noncontrolling interests	10	51	(14)	63	(240)
Preferred stock dividends	(40)	(40)	(23)	(163)	(63)
Net income available to common stockholders	$275	$429	$371	$1,509	$1,770
Earnings per common share—basic	$4.65	$7.26	$6.32	$25.58	$31.74
Earnings per common share—diluted	4.62	7.21	6.22	25.35	31.25
Weighted average common shares outstanding—basic	59,112,507	59,096,090	58,702,618	58,987,169	55,762,874
Weighted average common shares outstanding—diluted	59,454,723	59,549,402	59,623,961	59,515,565	56,637,591

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions, except par value and share data)	December 31, 2022	September 30, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$13,803	$13,968	$14,586
Available-for-sale securities, at fair value (cost $28,602, $29,502 and $27,370, respectively)	26,069	26,711	27,221
Held-to-maturity securities, at amortized cost and net of allowance for credit losses of $6, $6 and $7 (fair value of $76,169, $77,370 and $97,227), respectively	91,321	93,286	98,195
Non-marketable and other equity securities	2,664	2,595	2,543
Investment securities	120,054	122,592	127,959
Loans, amortized cost	74,250	72,129	66,276
Allowance for credit losses: loans	(636)	(557)	(422)
Net loans	73,614	71,572	65,854
Premises and equipment, net of accumulated depreciation and amortization	394	346	270
Goodwill	375	375	375
Other intangible assets, net	136	142	160
Lease right-of-use assets	335	349	313
Accrued interest receivable and other assets	3,082	3,523	1,791
Total assets	$211,793	$212,867	$211,308
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$80,753	$93,988	$125,851
Interest-bearing deposits	92,356	82,831	63,352
Total deposits	173,109	176,819	189,203
Short-term borrowings	13,565	13,552	71
Lease liabilities	413	429	388
Other liabilities	3,041	2,889	2,467
Long-term debt	5,370	3,368	2,570
Total liabilities	195,498	197,057	194,699
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; 383,500 shares, 383,500 shares and 383,500 shares issued and outstanding, respectively	3,646	3,646	3,646
Common stock, $0.001 par value, 150,000,000 shares authorized; 59,171,883 shares, 59,104,124 shares and 58,748,469 shares issued and outstanding, respectively	—	—	—
Additional paid-in capital	5,318	5,272	5,157
Retained earnings	8,951	8,676	7,442
Accumulated other comprehensive (loss) income	(1,911)	(2,085)	(9)
Total SVBFG stockholders’ equity	16,004	15,509	16,236
Noncontrolling interests	291	301	373
Total equity	16,295	15,810	16,609
Total liabilities and total equity	$211,793	$212,867	$211,308

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$13,605	$107	3.11%	$15,739	$76	1.91%	$22,112	$6	0.10%
Investment securities: (2)
Available-for-sale securities:
Taxable (3)	29,429	126	1.70	28,855	124	1.71	24,154	68	1.13
Held-to-maturity securities:
Taxable	85,113	369	1.72	87,130	421	1.92	81,121	324	1.58
Non-taxable (4)	6,998	44	2.52	7,011	44	2.51	6,458	41	2.50
Total loans, amortized cost (5) (6)	73,645	1,119	6.03	71,098	865	4.83	62,573	544	3.45
Total interest-earning assets	208,790	1,765	3.36	209,833	1,530	2.89	196,418	983	1.99
Cash and due from banks	1,678			1,866			3,018
Allowance for credit losses: loans	(579)			(556)			(419)
Other assets (3) (7)	4,827			4,597			5,743
Total assets	$214,716			$215,740			$204,760
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$27,036	$235	3.45%	$19,625	$100	2.02%	$4,612	$2	0.12%
Money market deposits	53,630	234	1.73	54,668	125	0.91	52,177	18	0.14
Money market deposits in foreign offices	131	—	0.01	62	—	0.01	972	—	0.01
Time deposits	6,147	45	2.92	4,118	24	2.24	1,431	1	0.29
Sweep deposits in foreign offices	840	—	0.06	971	—	0.05	1,081	—	0.01
Total interest-bearing deposits	87,784	514	2.33	79,444	249	1.24	60,273	21	0.14
Short-term borrowings	15,061	159	4.17	7,655	48	2.52	145	—	0.16
Long-term debt	4,999	45	3.60	3,367	26	3.04	2,380	15	2.53
Total interest-bearing liabilities	107,844	718	2.64	90,466	323	1.42	62,798	36	0.23
Portion of noninterest-bearing funding sources	100,946			119,367			133,620
Total funding sources	208,790	718	1.36	209,833	323	0.61	196,418	36	0.08
Noninterest-bearing funding sources:
Demand deposits	86,969			106,112			122,789
Other liabilities	3,739			2,663			3,153
Preferred stock	3,646			3,646			3,182
SVBFG common stockholders’ equity	12,218			12,498			12,470
Noncontrolling interests	300			355			368
Portion used to fund interest-earning assets	(100,946)			(119,367)			(133,620)
Total liabilities and total equity	$214,716			$215,740			$204,760
Net interest income and margin		$1,047	2.00%		$1,207	2.28%		$947	1.91%
Total deposits	$174,753			$185,556			$183,062
Average SVBFG common stockholders’ equity as a percentage of average assets			5.69%			5.79%			6.09%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(9)			(9)			(8)
Net interest income, as reported		$1,038			$1,198			$939

(1)Includes average interest-earning deposits in other financial institutions of $4.8 billion, $5.8 billion and $5.7 billion; and $8.5 billion, $9.6 billion and $16.1 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate, for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Average unrealized losses on AFS securities of $2.8 billion, $1.7 billion and $4 million for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, were reclassified out of AFS securities into other assets.
(4)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(5)Nonaccrual loans are reflected in the average balances of loans.
(6)Interest income includes loan fees of $59 million, $49 million and $49 million for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(7)Average nonmarketable and other equity securities of $2.6 billion, $2.7 billion and $2.7 billion for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, were classified as other assets as they are noninterest-earning assets.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Year ended
	December 31, 2022			December 31, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$14,742	$212	1.44%	$20,800	$18	0.08%
Investment securities: (2)
Available-for-sale securities:
Taxable (3)	28,795	458	1.59	24,996	334	1.34
Held-to-maturity securities:
Taxable	88,403	1,655	1.87	52,937	865	1.63
Non-taxable (4)	6,991	177	2.54	5,093	134	2.63
Total loans, amortized cost (5) (6)	70,289	3,208	4.56	54,547	1,966	3.60
Total interest-earning assets	209,220	5,710	2.73	158,373	3,317	2.09
Cash and due from banks	2,367			2,241
Allowance for credit losses for loans	(503)			(441)
Other assets (3) (7)	5,190			5,838
Total assets	$216,274			$166,011
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$16,229	$360	2.22%	$3,924	$5	0.12%
Money market deposits	54,493	423	0.78	41,481	54	0.13
Money market deposits in foreign offices	530	1	0.15	918	—	0.02
Time deposits	3,787	78	2.06	994	3	0.31
Sweep deposits in foreign offices	974	—	0.04	1,169	—	0.01
Total interest-bearing deposits	76,013	862	1.13	48,486	62	0.13
Short-term borrowings	7,398	216	2.92	74	—	0.16
Long-term debt	3,521	110	3.12	1,775	48	2.70
Total interest-bearing liabilities	86,932	1,188	1.37	50,335	110	0.22
Portion of noninterest-bearing funding sources	122,288			108,038
Total funding sources	209,220	1,188	0.57	158,373	110	0.07
Noninterest-bearing funding sources:
Demand deposits	109,676			99,461
Other liabilities	3,241			3,660
Preferred stock	3,646			1,925
SVBFG common stockholders’ equity	12,429			10,353
Noncontrolling interests	350			277
Portion used to fund interest-earning assets	(122,288)			(108,038)
Total liabilities and total equity	$216,274			$166,011
Net interest income and margin		$4,522	2.16%		$3,207	2.02%
Total deposits	$185,689			$147,947
Average SVBFG stockholders’ equity as a percentage of average assets			5.75%			6.24%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(37)			(28)
Net interest income, as reported		$4,485			$3,179

(1)Includes average interest-earning deposits in other financial institutions of $5.3 billion and $4.6 billion for the year ended December 31, 2022 and December 31, 2021, respectively. The balance also includes $9.2 billion and $15.9 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate for the year ended December 31, 2022 and December 31, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Average unrealized losses on AFS securities of $1.7 billion and average unrealized gains of $163 million for the year ended December 31, 2022 and December 31, 2021, respectively, were reclassified out of AFS securities into other assets.
(4)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(5)Nonaccrual loans are reflected in the average balances of loans.
(6)Interest income includes loan fees of $207 million and $217 million for the year ended December 31, 2022 and December 31, 2021, respectively.
(7)Average nonmarketable and other equity securities of $2.6 billion and $3.0 billion for the year ended December 31, 2022 and December 31, 2021, respectively, were classified as other assets as they are noninterest-earning assets.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Year ended
(Shares in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Weighted average common shares outstanding—basic	59,113	59,096	58,703	58,987	55,763
Effect of dilutive securities:
Stock options and employee stock purchase plan	53	165	286	168	283
Restricted stock units	289	288	635	361	592
Total effect of dilutive securities	342	453	921	529	875
Weighted average common shares outstanding—diluted	59,455	59,549	59,624	59,516	56,638
Credit Quality

(Dollars in millions, except ratios)	December 31, 2022	September 30, 2022	December 31, 2021
Nonaccrual, past due and restructured loans:
Nonaccrual loans	$132	$76	$84
Loans past due 90 days or more still accruing interest	5	6	7
Total nonperforming loans	137	82	91
OREO and other foreclosed assets	—	—	1
Total nonperforming assets	$137	$82	$92
Nonaccrual loans as a percentage of total loans	0.18%	0.11%	0.13%
Nonperforming loans as a percentage of total loans	0.18	0.11	0.14
Nonperforming assets as a percentage of total assets	0.06	0.04	0.04
Allowance for credit losses for loans	$636	$557	$422
As a percentage of total loans	0.86%	0.77%	0.64%
As a percentage of total nonperforming loans	464.23	679.27	463.74
Allowance for credit losses for nonaccrual loans	$51	$25	$35
As a percentage of total loans	0.07%	0.03%	0.05%
As a percentage of total nonperforming loans	37.23	30.49	38.46
Allowance for credit losses for total performing loans	$585	$532	$387
As a percentage of total loans	0.79%	0.74%	0.58%
As a percentage of total performing loans	0.79	0.74	0.58
Total loans	$74,250	$72,129	$66,276
Total performing loans	74,113	72,047	66,185
Allowance for credit losses for unfunded credit commitments (1)	303	265	171
As a percentage of total unfunded credit commitments	0.48%	0.48%	0.39%
Total unfunded credit commitments (2)	$62,525	$55,698	$44,016

(1)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(2)Includes unfunded loan commitments and letters of credit.

Use of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Securities revenue, non-GAAP core fee income plus non-GAAP SVB Securities revenue, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests in non-marketable securities and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.
Additionally, from time to time, we may make reference to the non-GAAP financial metric of Core EPS in our earnings call and other investor presentations. Non-GAAP Core EPS consists of our net income available to common stockholders less gains or losses on investment securities, equity warrant assets and income and expenses related to SVB Securities, net of tax, divided by our diluted weighted average common shares outstanding. Our management believes this measure to be a useful assessment of our performance as it relates to our core business because it excludes certain financial items where performance is typically subject to market or other conditions beyond our control. A reconciliation of Core EPS to the closest corresponding GAAP measure is not available with respect to future goals due to our inability to provide a quantitative reconciliation to such measure.
In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:
•Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.
In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from calculations that are otherwise required under GAAP, including:
•Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests — This measure represents non-marketable and other equity securities but excludes qualified affordable housing projects and noncontrolling interests. We exclude qualified affordable housing projects as they are not subject to the same market volatility as our other non-marketable and other equity securities. We also exclude noncontrolling interests as we are required to consolidate 100 percent of the results of certain SVB Capital funds with the relevant amounts attributable to investors, other than us, included in "Noncontrolling interests" within our total equity.
•Non-GAAP core fee income plus SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP core fee income — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP SVB

Securities revenue, and represents client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit and standby letters of credit fees. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP core fee income, and represents investment banking revenue and commissions. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Tangible common equity, or tangible book value, to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

	Three months ended					Year ended
Non-GAAP core fee income plus SVB Securities revenue, non-GAAP SVB Securities revenue and non-GAAP core fee income (Dollars in millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP noninterest income	$490	$359	$362	$517	$561	$1,728	$2,738
Less: (losses)/gains on investment securities, net	(86)	(127)	(157)	85	100	(285)	761
Less: net gains on equity warrant assets	28	40	17	63	69	148	560
Less: other noninterest income	47	31	67	21	31	166	128
Non-GAAP core fee income plus SVB Securities revenue	501	415	435	348	361	$1,699	$1,289
Investment banking revenue	127	75	125	93	124	420	459
Commissions	25	24	24	25	21	98	79
Less: non-GAAP SVB Securities revenue	152	99	149	118	145	$518	$538
Non-GAAP core fee income	$349	$316	$286	$230	$216	$1,181	$751

	Three months ended					Year ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net (losses)/gains on investment securities	$(86)	$(127)	$(157)	$85	$100	$(285)	$761
Less: (loss)/income attributable to noncontrolling interests, including carried interest allocation	(9)	(51)	(20)	18	14	(62)	240
Non-GAAP net (losses)/gains on investment securities, net of noncontrolling interests	$(77)	$(76)	$(137)	$67	$86	$(223)	$521

	Period-end balances at
SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
GAAP SVBFG stockholders’ equity	$16,004	$15,509	$15,918	$15,980	$16,236
Less: preferred stock	3,646	3,646	3,646	3,646	3,646
Less: intangible assets	511	517	523	529	535
Plus: net deferred taxes on intangible assets	33	34	24	26	26
Tangible common equity	$11,880	$11,380	$11,773	$11,831	$12,081
GAAP total assets	$211,793	$212,867	$214,389	$220,355	$211,308
Less: intangible assets	511	517	523	529	535
Plus: net deferred taxes on intangible assets	33	34	24	26	26
Tangible assets	$211,315	$212,384	$213,890	$219,852	$210,799
Risk-weighted assets	$113,334	$111,108	$108,599	$104,678	$100,812
Tangible common equity to tangible assets	5.62%	5.36%	5.50%	5.38%	5.73%
Tangible common equity to risk-weighted assets	10.48	10.24	10.84	11.30	11.98

	Period-end balances at
Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Tangible common equity	$15,196	$14,867	$15,117	$14,299	$14,795
Tangible assets	$208,777	$209,981	$211,545	$217,530	$208,406
Risk-weighted assets	$111,160	$109,132	$106,258	$101,600	$98,214
Tangible common equity to tangible assets	7.28%	7.08%	7.15%	6.57%	7.09%
Tangible common equity to risk-weighted assets	13.67	13.62	14.23	14.07	15.06